EXHIBIT 10.d.

           SUPPLEMENTAL RETIREMENT SURVIVOR AND DISABILITY PLAN
               FOR KEY EMPLOYEES OF FEDERAL SIGNAL CORPORATION

1. Purpose. This plan is an unfunded, nonqualified deferred compensation plan providing retirement, survivor and disability benefits to those key management employees of Federal Signal Corporation (the "Corporation") and its affiliated corporation ("affiliates") who shall from time to time be designated as participants by the Compensation Committee of the Board of Directors of the Corporation (the "Compensation Committee").

2.  Participants.

    A. The key employees eligible to participate in this plan are classified into two groups and are as follows:

           Group I             Karl F. Hoenecke
                               Robert L. Bleicher
                               C. Vern Diedrick
                               Robert M. Janowiak
                               John F. Schwartz

           Group II            Thomas E. Burke
                               Eugene N. Cellentani
                               Charles J. Dockery
                               Ronald Ewers
                               Robert H. Freebeck
                               Suresh H. Gajwani
                               James W. Morrall
                               Paul C. Piro
                               Robert W. Racic
                               Robert C. Stolmeier
                               Richard R. Thomas
                               Robert S. Wormser

An employee eligible to participate in the plan shall become a participant upon receipt of the notification provided in section 4(G) below.

    B. The Compensation Committee may in its discretion transfer a participant from Group II to Group I or may add participants to either Group I or Group II. Any such transfer or addition of a participant shall, however, be made prior to the participant's 55th birthday.

3.  Eligibility For Benefits.

    A. Retirement Benefit. Each Group I participant shall be eligible for a retirement benefit if his employment terminates

           (I)        by reason of retirement at or after age 65

           (ii)       by reason of early retirement at or after age 55 or

           (iii) at the request or with the approval of the Compensation Committee prior to age 55. Group II participants shall not be eligible for retirement benefits under this plan.



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    B.     Survivor Benefit.  Except as provided in the Suicide Clause
           (section 14 below), each Group I and Group II participant shall be eligible for a survivor benefit if his employment with the Corporation or an affiliate of the Corporation terminates by reason of his death, regardless of his age or years of service on the date of death. In addition, each Group II participant shall be eligible for a survivor benefit if his employment with the Corporation terminates by reason of

           (I)        retirement at or after age 65 or

           (ii) early retirement at or after age 55 with the approval of the Compensation Committee and such participant thereafter dies without having received a disability benefit under this plan.

    C. Disability Benefit. Each Group I and Group II participant shall be eligible for a disability benefit if his employment terminates by reason of disability, regardless of his age or years of service when the disability commences. For purposes of this plan, a participant is disabled if he is unable to engage in gainful employment consistent with his status as an employee of the Corporation or an affiliate immediately prior to the commencement of the disability, as determined by the Plan Administration Committee.

    D. No Double Benefit. Notwithstanding the foregoing eligibility provisions, if a participant becomes eligible for any disability or retirement benefit under this plan, he shall not thereafter be eligible for any survivor benefit under the plan. The rights of his beneficiary or beneficiaries upon his death shall be solely to receive installments of the disability or retirement benefit remaining unpaid at his death. No person shall be eligible for both a retirement benefit and a disability benefit under this plan. In the event the circumstances of a Group I participant's termination of employment are such as to render him eligible for both a retirement benefit and a disability benefit, he shall be entitled to the larger of the two benefits.

4.  Amount And Duration Of Benefits.

    A. General. Subject to the terms and conditions of this plan, the Corporation shall pay to a participant or to his designated death beneficiary an annual sum determined pursuant to the plan for a term of years immediately following the death or disability of the participant or, in the case of a Group I participant, following the participant's retirement.

    B. Survivor and Disability Benefits. The annual sum payable to or in respect of a Group I or Group II participant eligible for survivor or disability benefits shall be 20% of the participant's compensation base provided that such annual sum shall not exceed the maximum amount designated by the Compensation Committee in respect of such participant pursuant to section 4(G) below. The compensation base for this benefit shall be the higher of

           (I) the participant's total cash compensation from the Corporation and its affiliates, as reported on form W-2,


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                      for the 12-month period preceding the participant's death
                      or the onset of his disability, as the case may be, or

           (ii) the participant's final average compensation determined as set forth below.

    C. Retirement Benefit. The annual sum payable to or in respect of a Group I participant who retires on or after his 65th birthday shall be the higher of:

           (I) 20% of the participant's total cash compensation from the Corporation and its affiliates as reported on form W-2 for the 12-month period preceding retirement, or

           (ii) 55% of the participant's final average compensation, determined as set forth below, less the sum of

                      a. the aggregate annual amount of the age 65 retirement
                         benefit under the Federal Signal Corporation
                         Retirement Plan for Salaried Employees and each other qualified pension or profit sharing plan maintained by the Corporation or any of its affiliates (except that the benefit, if any, payable to the participant under the Federal Signal Corporation Savings and Investment Plan for Salaried Employees shall not be included in determining such age 65 retirement benefit) and

                      b. the annual amount of the age 65 retirement benefit of
                         the participant under the Federal Signal Corporation Supplemental Pension Plan for Designated Management Employees provided, however, that the annual retirement benefit of a participant shall not exceed the maximum amount designated by the Compensation Committee in respect to such participant, pursuant to section 4(G) below.

The annual sum payable to or in respect of a Group I participant who retires early in accordance with clause (ii) or (iii) of section 3(A) of this plan shall be the amount determined above reduced by one quarter of 1% for each month and portion thereof by which the participant's early retirement date occurs after his 55th birthday but precedes his 65th birthday; and, with the approval of the Compensation Committee, further reduced by an amount up to 1% for each month and portion thereof by which the participant's early retirement date precedes his 55th birthday. The "age 65 retirement benefit" of a participant shall be computed in accordance with the plan under which the benefit was earned and shall be the amount of accrued benefit, whether or not vested, payable as an annuity for life (or, if the participant is married, as a joint and 50% survivor annuity in favor of the participant's spouse) commencing at age 65, based on the participant's compensation and years of service on his actual retirement date.

    D. Final Average Compensation. The final average compensation of a participant shall be the average annual cash compensation paid to the participant by the Corporation and its affiliates, as reported on form W-2, during the five calendar years of employment (whether or not consecutive) out of the last 10 years of employment which produce the highest such average or if the participant has less


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           than five years of employment during all of the participant's completed calendar years of employment.

    E. Duration of Group I Benefits. The duration of the survivor, disability and retirement benefits of Group I participants shall be 15 years following the death, disability or retirement of the participant, as the case may be. In the case of disability, the Plan Administration Committee may, after consultation with the participant, extend the period of time during which payments will be made and, if the period is so extended, the amount of the annual benefit shall be reduced actuarially in accordance with reasonable actuarial assumptions adopted by such committee.

    F. Duration of Group II Benefits. The duration of survivor and disability benefits of Group II participants shall be 10 years following the death or disability of the participant. In the case of disability, the Plan Administration Committee may, after consultation with the participant, extend the period of time during which payments will be made and, if the period is so extended, the amount of the annual benefit shall be reduced actuarially in accordance with reasonable actuarial assumptions adopted by such committee.

    G. Limitation. The Compensation Committee shall designate a maximum benefit in respect of each Group I and Group II participant and shall notify the participant thereof. The maximum benefits for different participants need not be determined on a uniform basis, and the amount of any participant's maximum benefit shall be wholly discretionary with the Compensation Committee. Notwithstanding any other provision of this plan, no person shall become a participant until the Compensation Committee shall have designated his maximum benefit and he shall have received written notification of such maximum benefit. Any change in a participant's maximum benefit shall be deemed an amendment to the plan subject to section 9 below, that is, such maximum benefit shall not be reduced except with the consent of the participant. No benefit payable hereunder in respect of any participant shall exceed the maximum benefit of such participant as in effect at the time the benefit becomes payable.

5. Payments. Payment of the annual benefit to a participant or beneficiary shall be made at such time or times during the year in one or more installments as the Plan Administration Committee shall determine after consultation with the participant or beneficiary. In the case of a Group I participant who is eligible for a retirement benefit hereunder and who is also eligible for a retirement benefit under the Federal Signal Corporation Retirement Plan for Salaried Employees or under another qualified pension or profit sharing plan maintained by the Corporation or any of its affiliates (other than the Federal Signal Corporation Savings and Investment Plan for Salaried Employees), payment of the retirement benefit under this plan shall be deferred until the year the participant begins to receive his retirement benefit under the qualified plan or (if earlier) until the year of the participant's death. The amount of any such deferred benefit shall be adjusted in accordance with reasonable actuarial assumptions adopted by the Plan Administration Committee. Amounts payable to the estate of a participant or beneficiary shall be commuted and paid in one lump sum unless otherwise directed by the participant or beneficiary prior to death.



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6. Beneficiary Designation. A participant may designate any person or persons
(including without limitation one or more trusts) as beneficiary or beneficiaries to whom benefits under the plan are to be paid in the event of his death. The designation shall be made in writing and filed with the Plan Administration Committee. A beneficiary receiving payments in respect of a participant may likewise designate any person or persons as beneficiary or beneficiaries to whom benefits becoming payable after his death shall be paid, unless such beneficiary is a lifetime beneficiary or the participant has prescribed otherwise, in which case, payments following the death of the beneficiary shall be made as directed by the participant. A participant or beneficiary receiving payments shall have the right to change or amend any beneficiary designation from time to time without the consent of any previously designated beneficiary by filing a new written designation form. In default of a designation of a beneficiary or if a designated beneficiary does not survive the participant (or in the case of a designation by a beneficiary receiving payments does not survive such beneficiary), the beneficiary shall be the estate of the participant or of the beneficiary receiving payments, as the case may be.

7. Termination of Employment. Subject only to clause (iii) of section 3(A) regarding retirement of a Group I participant with the consent of the Corporation prior to age 55, if a participant's employment terminates for reasons other than death or disability prior to attaining his 55th birthday, neither the participant nor any person claiming through him shall be entitled to a survivor, disability or retirement benefit hereunder.

8. Loss of Benefits for Cause. Notwithstanding any other provision of this plan:

    A. If a participant, otherwise eligible for a benefit hereunder, is discharged because of embezzlement, fraud, dishonesty, conviction of a felony or any wilful act or omission detrimental to the interest of the Corporation, as determined by the Compensation Committee of the Board of Directors of the Corporation or, if it is discovered after termination of employment that the participant was guilty of any of the acts or omissions described above, neither he nor any person claiming through him shall be entitled to a survivor, disability or retirement benefit hereunder, and any benefit which commenced prior to the discovery of such act or omission shall forthwith be discontinued.

    B.     If a participant otherwise eligible for a benefit hereunder

           (I) shall, within one year following the termination of his employment with the Corporation, become employed by or render services to any corporation, partnership or other person which is determined by the Compensation Committee of the Board of Directors of the Corporation to be a competitor of the Corporation or any affiliate of the Corporation and such participant shall continue to be employed by or to render services to such corporation, partnership or other person for 30 days or more after the Corporation gives written notice to such participant of such determination by the Compensation Committee of the Board of Directors and the tenor of this paragraph 8(B) or



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           (ii)       shall at any time make use of or divulge to any
                      corporation, partnership or other person determined by the Compensation Committee of the Board of Directors to be a competitor of the Corporation or any affiliate of the Corporation, any trade secrets of the Corporation or any such affiliate or other proprietary or confidential information acquired in the course of his employment with the Corporation or any such affiliate, then neither such participant nor any person claiming through him shall be entitled to a survivor, disability or retirement benefit hereunder, and any benefit theretofore commenced shall forthwith be discontinued.

9. Relation to Other Compensation and Benefits. The benefits payable under this plan shall be in addition to and not in lieu of other compensation payable by the Corporation to the participant, whether as salary, bonus, pension or otherwise. Deferred compensation payable under this plan shall not be deemed salary or compensation for purposes of computing benefits to which a participant may be entitled under any pension plan or other arrangement of the Corporation for the benefit of its employees.

10. Transfer. Except as permitted by the beneficiary designation provisions (section 6 above), no rights of any kind under this plan shall, without the written consent of the Corporation, be transferable or assignable by the participant or any beneficiary or be subject to alienation, encumbrance, garnishment, attachment, execution, levy or seizure by legal process of any kind, voluntary or involuntary.

11. Property Interest. No provision of this plan shall be construed to set aside or hold in trust any asset or property of the Corporation for any participant or beneficiary. The rights of a participant or beneficiary shall be solely those of an unsecured creditor of the Corporation.

12. Amendment. The Compensation Committee of the Board of Directors of the Corporation shall have the power to amend this plan at any time and from time to time provided, however, that no such amendment shall have the effect of diminishing the benefits payable hereunder in respect of any person then participating in or receiving benefits under this plan without the consent of such person.

13. Severability. The validity or unenforceability of any provision of this plan shall in no way affect the validity or enforceability of any other provision.

14. Suicide Clause. In the event that a participant shall commit suicide within an 18-month period following the commencement of his participation in this plan, all benefits under this plan are forfeited and no payments shall be made to any beneficiary or other person in respect of such participant.

15. Acquisition of the Corporation. In the event that the Corporation is acquired by another corporation or entity or its assets are transferred to another corporation or entity, the acquiring or successor corporation or entity shall assume the full responsibility of fulfilling the requirements of this plan.



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16. Administration. This plan shall be administered by the Plan Administration
Committee appointed by the Compensation Committee of the Board of Directors of the Corporation. The number of individuals from time to time serving on the Plan Administration Committee shall be discretionary with the Compensation Committee, and any individual designated to serve on the Plan Administration Committee shall serve thereon at the pleasure of the Compensation Committee. The Plan Administration Committee is authorized to interpret the plan, adopt rules and practices concerning the administration of the same, establish a claim procedure and resolve questions concerning the eligibility for and amount of benefits under the plan.

17.  Effective Date.  This plan shall be effective as of August 1, 1979.

                                           Compensation Committee of
                                             The Board of Directors -
                                            Federal Signal Corporation

                                                J. Allan Sheehan
                                                    Chairman

                                                Thomas N. McGowen
                                                Karl F. Hoenecke
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